UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2020

MICT, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MICT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K filed by MICT, Inc., or the Company, on May 14, 2020, the Company and Micronet Ltd., or Micronet, an entity in which the Company owns 30.48% of its issued and outstanding shares, entered into a loan agreement, or the Loan, pursuant to which the Company, at its discretion, may convert any or all of the Loan into shares of Micronet at a conversion price of NIS 0.14 (and in accordance with the U.S. dollar to NIS exchange rate in effect as of the closing date of the Loan), or the Conversion Price, per ordinary share of Micronet. In addition, the Company shall receive a warrant, or the Warrant, to purchase one ordinary share of Micronet for every ordinary share into which the Loan is converted with an exercise price of 0.14 NIS per ordinary share of Micronet, or the Exercise Price. Effective on May 27, 2020, the Company and Micronet entered into an addendum to the Loan, pursuant to which the parties agreed, subject to approval of Micronet’s shareholders, to amend the Loan and the Warrant so that the Conversion Price for the Loan and the Exercise Price for the Warrant would each be NIS 0.16 per ordinary share of Micronet.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICT, INC.

Dated: May 27, 2020	By:	/s/ Darren Mercer
Name: Darren Mercer
Title: Interim Chief Executive Officer